UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2014

 PINGTAN MARINE ENTERPRISE LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-35192	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18/F, Zhongshan Building A No. 154 Hudong Road Fuzhou, PRC	350001
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 86-10-6569-3988

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders (the “Annual Meeting”) of Pingtan Marine Enterprise Ltd. (the “Company”) was held on June 26, 2014. At the Annual Meeting, the shareholders voted on the following three proposals and cast their votes as described below.

1. Nominee Lin Bao was elected at the Annual Meeting to serve as Class B director of the Company until the third anniversary of the Annual Meeting and until his successor is elected and qualified.

For	Against	Abstained	Broker Non-Vote
44,219,597	2,052,878	57,051	0

2. An advisory (non-binding) resolution regarding compensation of the Company’s named executive officers, as described in the proxy materials. This proposal was approved.

For	Against	Abstained	Broker Non-Vote
46,254,694	17,005	57,827	0

3. An advisory (non-binding) resolution on the frequency at which the Company should include an advisory vote regarding the compensation of its named executive officers in its future proxy statements for stockholder consideration, as described in the proxy materials. The option of every 3 years received the highest number of the votes cast.

1 year	2 years	3 years	Abstained	Broker Non-Vote
2,326,607	1,531	43,937,577	63,811	0

Following this advisory vote, and consistent with the voting results, the Company decided to conduct future advisory votes on named executive officer compensation once every three years until the next required advisory vote on frequency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pingtan Marine Enterprise Ltd.

By:	/s/ Xinrong Zhuo
Name: Xinrong Zhuo Title: Chief Executive Officer

Date: July 1, 2014